FIDELITY ADVISOR SERIES VIII

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

February 14, 2001

12:00 p.m.

Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY ADVISOR DIVERSIFIED INTERNATIONAL FUND

FIDELITY ADVISOR EMERGING ASIA FUND

FIDELITY ADVISOR EMERGING MARKETS INCOME FUND

FIDELITY ADVISOR EUROPE CAPITAL APPRECIATION FUND

FIDELITY ADVISOR GLOBAL EQUITY FUND

FIDELITY ADVISOR INTERNATIONAL CAPITAL APPRECIATION FUND

FIDELITY ADVISOR JAPAN FUND

FIDELITY ADVISOR KOREA FUND

FIDELITY ADVISOR LATIN AMERICA FUND

FIDELITY ADVISOR OVERSEAS FUND

(the "Funds")

was held on February 14, 2001 at 12:00 p.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Ms. Phyllis B. Davis, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the number of shares owned. Accordingly, each shareholder is entitled to one vote for each share of the Fund held on the record date for the meeting.

Mr. Dwight stated that Fidelity had not received the vote of a majority of the shares of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Income Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor International Capital Appreciation Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Overseas Fund, and with respect to proposals 1 and 2 for all Funds, including those which reached quorum, accordingly, in order to afford additional time to solicit shareholder votes, the meeting was adjourned solely with respect to Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Income Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor International Capital Appreciation Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Overseas Fund, and with respect to proposals 1 and 2 for all Funds, to be reconvened on March 14, 2001 at 12:00 p.m. at an office of the trust, 27 State Street, Boston, Massachusetts.

Ms. Capua reported that proxies representing at least 50.001% of each of Fidelity Advisor Global Equity Fund, Fidelity Advisor Korea Fund, and Fidelity Advisor Latin America Fund had been received. Mr. Dwight announced that a quorum was present with respect to those Funds and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated December 18, 2000

Proxy Statement dated December 18, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Substitute Proxy Form Dated February 5, 2001

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant for each of Fidelity Advisor Global Equity Fund, Fidelity Advisor Korea Fund, and Fidelity Advisor Latin America Fund.

Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountant of the Funds, as set forth in the Proxy Statement, received 11,747,311.96 affirmative votes of Fidelity Advisor Global Equity Fund or 97.130% of the votes cast at the meeting; 13,964,314.20 affirmative votes of Fidelity Advisor Korea Fund or 95.850% of the votes cast at the meeting; and 4,180,194.58 affirmative votes of Fidelity Advisor Latin America Fund or 98.516% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of Fidelity Advisor Global Equity Fund, Fidelity Advisor Korea Fund, and Fidelity Advisor Latin America Fund, as set forth in the Proxy Statement dated December 18, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for each of Fidelity Advisor Global Equity Fund and Fidelity Advisor Latin America Fund that would modify the management fee that FMR receives from each Fund to provide for lower fees when FMR's assets under management exceed certain levels.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Funds, as set forth in the Proxy Statement, received 11,841,254.82 affirmative votes of Fidelity Advisor Global Equity Fund or 97.907% of the votes cast at the meeting; and 4,151,855.48 affirmative votes of Fidelity Advisor Latin America Fund or 97.848% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Advisor Global Equity Fund and Fidelity Advisor Latin America Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Fidelity Latin America Fund's fundamental investment limitation concerning diversification and to adopt a non-fundamental investment limitation concerning diversification to give the Fund greater investment flexibility.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 3,034,586.47 affirmative votes of Fidelity Advisor Latin America Fund, or 97.336% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Advisor Latin America Fund's fundamental investment limitation concerning diversification be, and it hereby is, eliminated, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Advisor Latin America Fund's fundamental investment objective to allow the Fund to more clearly communicate its investment strategy by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

Ms. Capua reported that the proposal to amended the Fund's fundamental investment objective, as set forth in the Proxy Statement, received 3,030,244.53 affirmative votes of Fidelity Advisor Latin America Fund, or 97.197% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Advisor Latin America Fund's fundamental investment objective be, and it hereby is, amended, as set forth in the Proxy Statement dated December 18, 2000.

Mr. Dwight stated that the fifth and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each of Fidelity Advisor Global Equity Fund's and Fidelity Advisor Latin America Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 11,356,862.00 affirmative votes of Fidelity Advisor Global Equity Fund or 96.583 % of the votes cast at the meeting; and 3,023,317.96 affirmative votes of Fidelity Advisor Latin America Fund or 96.975% of the votes cast at the meeting. Whereupon, it was

VOTED: That each of Fidelity Advisor Global Equity Fund's and Fidelity Advisor Latin America Fund's fundamental investment limitation concerning underwriting be, and they hereby are, amended, as set forth in the Proxy Statement dated December 18, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore